Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S‑3 No. 333‑187680) of SP Plus Corporation,
(2)	Registration Statement (Form S-8 No. 333-116190), pertaining to the Long-Term Incentive Plan of SP Plus Corporation,
(3)	Registration Statement (Form S-8 No. 333-150379), pertaining to the Long-Term Incentive Plan of SP Plus Corporation,
(4)	Registration Statement (Form S-8 No. 333-211135), pertaining to the Long-Term Incentive Plan of SP Plus Corporation,
(5)	Registration Statement (Form S-8 No. 333-226526), pertaining to the Long-Term Incentive Plan of SP Plus Corporation, and
(6)	Registration Statement (Form S-8 No. 333-256172), pertaining to the Long-Term Incentive Plan, as Amended and Restated, of SP Plus Corporation,

of our reports dated February 28, 2022, with respect to the consolidated financial statements of SP Plus Corporation and the effectiveness of internal control over financial reporting of SP Plus Corporation included in this Annual Report (Form 10-K) of SP Plus Corporation for the year ended December 31, 2021.

/s/ ERNST & YOUNG LLP

Chicago, Illinois

February 28, 2022